UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 13, 2018

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16469 Commission File Number	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant’s Telephone number, including area code)

________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Certain portions of our press release dated March 13, 2018, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

● The 1st paragraph relating to the announcement of the results of operations for the fourth quarter of 2017

● The 2nd paragraph relating to results of operations for the fourth quarter of 2017

● The 3rd paragraph relating to results of operations for the full year 2017

● Portions of the 4th paragraph relating to European operations

● Portions of the 5th paragraph relating to United States operations

● The 6th paragraph relating to certain key factors impacting profitability

● The 7th paragraph relating to the 4th quarter impairment loss and increase in inventory obsolescence reserves

● The 8th paragraph relating to taxes

● The 9th paragraph relating to balance sheet items

● The 12th paragraph relating to the conference call to be held on March 14, 2018

● The consolidated statements of income and consolidated balance sheets

Item 7.01 Regulation FD Disclosure

Certain portions of our press release dated March 13, 2018, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

● Portions of the 4th paragraph relating to 2018 brand extension launches for European operations

● Portions of the 5th paragraph relating to 2018 product launches and expected additional sales for United States operations

● The 10th paragraph relating to 2018 guidance

● The 14th paragraph relating to forward looking statements

● The balance of such press release not otherwise incorporated by reference in Items 2.02 or 8.01

Item 8.01 Other Events

The 11th paragraph of our press release dated March 13, 2018 relating to our cash dividend is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

99.1 Our press release dated March 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: March 13, 2018

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President